Exhibit 10.47

CERTAIN INFORMATION, IDENTIFIED BY AND REPLACED WITH A MARK OF “[ ],” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FORM OF SUBSCRIPTION AGREEMENT AND MATERIALS FOR
PARTICIPANTS IN THE LONG TERM EXECUTIVE CARRIED INTEREST INCENTIVE PROGRAM

Exhibit 10.47

Individual and Entity
FORM OF SUBSCRIPTION MATERIALS FOR
PARTICIPANTS IN THE LONG TERM EXECUTIVE CARRIED INTEREST INCENTIVE PROGRAM
[ ] (the “Fund”)
Class A Limited Partnership Interests1
Class O Limited Partnership Interests
[ ]
SUBSCRIBER SIGNATURE PAGE, CONSENT AND POWER OF ATTORNEY
I. PERSONAL INFORMATION

GS Offeree’s Name ________________________________________	Employee ID # _________________
Office Location ________________________________________
These Subscription Agreement and Materials, including the supplement provided to you as Annex B (the “Supplement”), relate to the issuance of Class O Interests (as defined below) in [ ] (the “Fund”). All references herein to the “Partnership Agreement” shall refer to the agreement of limited partnership of the Fund, as amended or restated through the date hereof and (iii) the “Offering Memorandum” shall refer to the Offering Memorandum of the Fund, as supplemented or amended through the date hereof (other than by the Supplement) and (iv) the “Subscription Agreement” shall refer to the Subscription Agreement of the Fund provided to you as Annex A. Capitalized terms not otherwise defined in these Subscription Materials have the same meaning set forth in the Partnership Agreement or the Offering Memorandum.
You may either invest directly in the Fund (in which case you are both the “Subscriber” and the “GS Offeree” for purposes of this agreement) or offer your investment opportunity to an entity that you control (in which case you are the “GS Offeree” and such entity is the “Subscriber” for purposes of this agreement). Please enter the Subscriber name and check the appropriate box indicating the Subscriber for your investment opportunity and, if the Subscriber is an entity, complete the “Investor Certification – Entity” form:
Subscriber Name: ___________________________________________________________

□ Self	□ Corporation	□ Partnership	□ LLC	□ Trust

1 Class A Limited Partnership Interests represent the required minimum equity capital commitment with respect to the Class O Limited Partnership Interests.

I.ACCEPTANCE OF CLASS O INTERESTS AND SUBSCRIPTION REQUEST
The minimum allowable equity capital commitment is detailed in the table below:

Fund	Minimum Equity Capital Commitment
[ ]	[ ]
ACCEPTANCE OF CLASS O INTERESTS
I irrevocably ACCEPT the opportunity to participate in the Fund with respect to the Class O Interests (“Class O Interests”) being offered to the GS Offeree, that will be granted as of [ ]. The Class O Interests offered to the GS Offeree have been communicated separately.
I acknowledge and affirm that my participation in this opportunity is subject to the acceptance of my request, in whole or in part, by the Fund.
Class O Interests are entitled to share in a portion of any Carried Interest that may be earned from the applicable external funds as described in the Offering Memorandum (including, as applicable, one or more of the External Funds, and any other funds, entities, separate accounts and/or single investor vehicles managed or advised by Goldman Sachs Asset & Wealth Management, in each case, as described in the Offering Memorandum) (each, a “Carried Interest Paying Fund,” and collectively, the “Carried Interest Paying Funds”) subject to the return hurdles, notch amounts and other limits described in the offering memorandum of each Carried Interest Paying Fund and/or the Supplement.
I understand (i) that the vesting dates for the Class O Interests are set forth in the Supplement and are one year later than the vesting dates set forth in the Offering Memorandum, (ii) my obligations under the GS Agreements (including the terms of the non-compete provisions), (iii) the illiquid nature of the Class O Interests and (iv) the tax consequences associated with the Carried Interest (as defined in the Offering Memorandum).  I further understand that (a) I should not expect to receive any distributions (other than potentially tax distributions) in respect of the Carried Interest before [ ] (if ever), (b) I may recognize substantial amounts of taxable income in each year, the taxes on which may exceed the amount of any distribution from the Fund in that year, (c) by accepting this opportunity, I am granting Goldman Sachs the right to net any amounts owed under the Employee Special Investments Program, or from other sources, as described in the Offering Memorandum and Subscription Agreement, (d) notwithstanding anything to the contrary in the Partnership Agreement or the Offering Memorandum, distributions in respect of the Carried Interests will be subject to the Incremental Hurdle and “catch-up” mechanics described in the Supplement and (e) the Fund reserves the right, in its sole discretion, to establish and offer to investors one or more additional series or classes of interests with terms that may be different from those described herein and in the Supplement, at any time (any such offering, a “Re-Offer”), including interests that are entitled to share in a portion of any Carried Interest that may be earned from the applicable Carried Interest Paying Funds and, if any Re-Offers are conducted, the amount of Carried Interest allocated to me may be delayed or reduced (as compared to the amounts that would have been allocated if no Re-Offers had occurred).
By executing the Subscriber Signature Page, I am confirming my understanding of, and agreement to, the terms as described in the provisions set forth herein and in the Offering Memorandum and the Supplement with respect to the Carried Interest and its potential consequences, notwithstanding anything to the contrary in any documents I have received or may receive in connection with any other Goldman Sachs employee funds in which I may own an interest.
PLEASE ENTER SUBSCRIPTION REQUEST AMOUNT ON THE NEXT PAGE.

SUBSCRIPTION REQUEST
To the extent different from the GS Offeree, the Subscriber identified in Section I irrevocably REQUESTS the opportunity to participate in the Fund with respect to the Class O Interests being offered to the GS Offeree. Both the Subscriber and the undersigned GS Offeree (a) re-affirm the Subscription Agreement, including the representations, consents, agreements and power of attorney contained therein, which Subscription Agreement the Subscriber and GS Offeree had acknowledged and affirmed in connection with the most recent prior offering by the Fund, as of the date hereof and (b) acknowledge and affirm that the Subscriber’s participation in the Fund is subject to acceptance of the Subscriber’s subscription request, in whole or in part, by the Fund. Notwithstanding the provisions of the Subscription Agreement of the Fund, these Subscription Materials are governed by and shall be construed in accordance with the internal laws of the State of Delaware applicable to a contract made and performed wholly within the State of Delaware.

Interests	Amount
Class A Unlevered Equity Capital Commitment	US$ __________
Class O Carried Interest	Election to Receive Class O Interests (PLEASE INITIAL AS APPROPRIATE) I ACCEPT _____ I DECLINE _____

Please note that in order to participate in the Fund, the GS Offeree (or its controlled entity that is the Subscriber) must qualify as an “accredited investor” under the income test set forth in Rule 501(a)(6) of Regulation D under the U.S. Securities Act of 1933, as detailed on pages [ ] and [ ] of these Subscription Materials, or in the case of a controlled entity, under another provision of Rule 501(a).
Goldman Sachs reserves the right, in its sole discretion, to reduce in whole or in part your subscription amount proportionally or otherwise, including, without limitation, the proportion of Carried Interest to which any Class O Interest(s) issued to you relate, with or without adjusting any related capital commitments.
PLEASE CONTINUE ON THE NEXT PAGE.

II.PAYMENT INSTRUCTIONS
[ ]
III.AUTHORIZATION TO DEBIT BROKERAGE ACCOUNT AND TO DEPOSIT DISTRIBUTION INTO BROKERAGE ACCOUNT
[ ]
PLEASE COMPLETE THE APPLICABLE INVESTOR CERTIFICATIONS (PAGE [ ] IF THE SUBSCRIBER IS AN INDIVIDUAL AND PAGES [ ] IF THE SUBSCRIBER IS AN ENTITY).

INVESTOR CERTIFICATION – INDIVIDUAL
[ ]

INVESTOR CERTIFICATION – ENTITY
[ ]

[CERTAIN TAX FORMS]
[ ]

DISQUALIFYING EVENTS CERTIFICATION

In connection with the Fund’s obligations relating to “Disqualifying Events” pursuant to Rule 506(d) of the U.S. Securities Act of 1933, as amended (the “1933 Act”), please indicate below whether any of the following (which are “Disqualifying Events” as provided in Rule 506(d) of the 1933 Act) have occurred with respect to you (or any other person with whom you are subscribing, including your spouse, if applicable).
Check all applicable boxes and provide the details of any such Disqualifying Events below. “Disqualifying Event” includes any of (i) – (viii) below. You must check at least one box below.

□	None of the below have occurred with respect to you (or any other person with whom you are subscribing, including your legal spouse, if applicable).
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(i) a conviction, within the past ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the U.S. Securities and Exchange Commission (the “Commission”); or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

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(ii) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

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(iii) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission (the “CFTC”); or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

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(iv) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the U.S. Commodity Exchange Act, as amended, and its rules and regulations (the “Exchange Act”) (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock;

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(v) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the 1933 Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or (B) section 5 of the 1933 Act (15 U.S.C. 77e);

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(vi) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

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(vii) having filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

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(viii) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

If you check any of (i) – (viii) above, please contact Employee Special Investments and provide the dates and the summary of each Disqualifying Event in the space below. You may be required to provide additional information.
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

Disqualified Person. A person who has committed a Disqualifying Event.
Disqualified Person Disclosure. Any information provided to the Subscriber disclosing whether certain persons are Disqualified Persons, including the Fund, any affiliated issuer, any director, executive officer, other officer participating in the offering, general partner or managing member of the Fund; any beneficial owner of 20% or more of the Fund’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the Fund in any capacity; any investment manager of the Fund; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of Interests; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor.
Disqualified Person Disqualification. Except as disclosed in your response to the question above and any additional information requested by Goldman Sachs (as defined in the Offering Memorandum), no Disqualifying Event exists with respect to you. You agree to provide the Fund to which you are subscribing pursuant to this Subscription Agreement any information that the Fund may reasonably request in order to determine whether you are a Disqualified Person, including, without limitation, filings with, and records of, courts and regulators. You agree to provide the Fund any information that the Fund may reasonably request in connection with the Fund’s compliance with section (e) of Rule 506 of the 1933 Act. You further agree that the Fund may disclose to investors and prospective investors in the Fund (i) information provided by you in your response to the questions above and any other information that you provide in connection therewith and (ii) any other information that the Fund determines is necessary to disclose in connection with its obligations under section (e) of Rule 506 of the 1933 Act, including without limitation, your identity. You agree to promptly notify the Fund if a Disqualifying Event occurs with respect to you. You further agree that if any Disqualifying Event occurs with respect to you on or after September 23, 2013, if you would otherwise have the right to vote more than 20% of the Fund’s outstanding voting equity securities (calculated on the basis of voting power), notwithstanding anything to the contrary in the Partnership Agreement (as defined in the Offering Memorandum), your voting rights with respect to the Fund will be limited to 19.9% of the Fund’s outstanding voting equity securities (calculated on the basis of voting power) unless and until the Fund determines otherwise in its sole discretion. Furthermore, upon the occurrence of a Disqualifying Event with respect to you, the General Partner and the Fund may, in their sole discretion, take any action they determine necessary or advisable in connection with compliance with applicable regulations, including, without limitation, redeeming all or a portion of your Interest in accordance with the Partnership Agreement, or treating you as a defaulting Limited Partner (as defined in the Offering Memorandum) of the Fund and imposing any or all of the penalties applicable to a defaulting Limited Partner, in each case, in accordance with, and to the extent set forth in the Partnership Agreement.
PLEASE SIGN AND COMPLETE THE SUBSCRIBER
AND GS OFFEREE SIGNATURE BLOCKS ON PAGE [ ]

SIGNATURE PAGE

Subscriber Name	________________________________________
Signature	________________________________________	Date _______________________
Title of Authorized Signatory (if applicable)	________________________________________
(If the GS Offeree is different from the Subscriber, also complete the signature block below.)

GS Offeree’s Name	________________________________________
GS Offeree’s Signature	________________________________________	Date _______________________

FORM OF SUBSCRIPTION AGREEMENT FOR
PARTICIPANTS IN THE LONG TERM EXECUTIVE
CARRIED INTEREST INCENTIVE PROGRAM
Class A Limited Partnership Interests
Class O Limited Partnership Interests
By signing the Subscriber Signature Page, Consent and Power of Attorney (the “Subscriber Signature Page”) into which this subscription agreement (collectively with the Subscriber Signature Page, this “Subscription Agreement”) is incorporated by reference, the subscriber (the “Subscriber”) hereby tenders a subscription and applies for the purchase or acquisition of Class A limited partnership interests (“Class A Interests”) and/or Class O limited partnership interests (“Class O Interests” and together with Class A Interests, the “Interests”) in [ ] (the “Fund”), in the aggregate amount set forth in the Subscriber Signature Page. The Subscriber understands that the Fund reserves the right to reduce in whole or in part, in any order (relative to other Subscribers), the amount subscribed for in the Subscriber Signature Page, including, without limitation, the proportion of Carried Interest to which any Class O Interest(s) issued to you relates, such reduction to be in the Fund’s sole discretion. The amount, if any, of the Subscriber’s subscription that the Fund accepts and approves is referred to herein as the “Subscription Amount” or “capital commitment.” If the Subscriber is an entity, each of the Subscriber and the individual named as the GS Offeree in the Subscriber Signature Page (the “GS Offeree”) represents and warrants to the Fund and the Authorized Person (as defined below) that the entity is controlled by the GS Offeree. Capitalized terms not otherwise defined herein have the meaning set forth in the Partnership Agreement (as defined below) or the offering memorandum for the Fund, dated [ ], as supplemented through the date hereof (the “Offering Memorandum”).
[ ]
Further, the Subscriber hereby acknowledges and agrees as follows:
1.Receipt of the Offering Memorandum. The Subscriber acknowledges receipt of the Offering Memorandum for the Fund, which includes the private placement memorandum, dated [ ] (as amended and supplemented from time to time), for the Fund. The Offering Memorandum describes the terms and conditions of the offering of the Interests and the special risks of an investment in the Fund. The Access Funds are being established to invest all or substantially all of their committed capital in a diversified set of equity-oriented funds sponsored by Goldman Sachs Asset & Wealth Management, including [ ]. The [ ] Funds are collectively referred to as the “Underlying Funds” and each, separately, an “Underlying Fund.” The Access Funds are expected to invest directly or indirectly in the Underlying Funds, and the Underlying Funds are, in turn, expected to invest alongside the [ ] funds formed for clients of Goldman Sachs (such funds, the “External Funds”).
2.Adoption of the Partnership Agreement, Subscription Agreement and Other Terms and Conditions.
(a)The Subscriber has carefully read and fully understands, or will carefully read and fully understand, the form of the Amended and Restated Agreement of Limited Partnership Agreement of the [ ], a copy of which has been, or will be, made available to the Subscriber (as the same may be amended from time to time, the “Partnership Agreement”). The Subscriber hereby accepts, adopts and agrees to be bound by each and every provision contained in the Partnership Agreement, hereby agrees to be a limited partner under the Partnership Agreement and hereby acknowledges and agrees that if the Subscriber’s subscription is accepted in whole or in part, the Subscriber shall,
Annex A

with no further action on the Subscriber’s part, become a limited partner in the Fund. By signing the Subscriber Signature Page, the Subscriber further agrees that, effective on the date the Subscriber becomes a limited partner in the Fund, the Subscriber will become a party to the Partnership Agreement and the Subscriber Signature Page will also serve as a counterpart signature page to the Partnership Agreement of the Fund. The Subscriber agrees to fund the total Subscription Amount, including, without limitation, funds necessary to satisfy any of the Subscriber’s indemnification and Carried Interest clawback obligations (and any applicable fees and expenses and any interest due on late payments), in accordance with the terms of the Partnership Agreement and this Subscription Agreement.
(b)The Subscriber has carefully read and fully understands this Subscription Agreement and the Disqualified Person Disclosure included in the Subscription Agreement and Materials into which this Subscription Agreement is incorporated by reference (the “Disqualified Person Disclosure”). The Subscriber hereby accepts, adopts and agrees to be bound by this Subscription Agreement.
(c)The Subscriber has carefully read and fully understands the Offering Memorandum. The Subscriber hereby accepts, adopts and agrees to be bound by the various provisions, terms and obligations of an investment and ongoing participation in the Fund as described in the Offering Memorandum including, without limitation, the provisions, terms and obligations described in the following sections of the Offering Memorandum: [ ].
3.Provision of Credit Support.
(a)The following is applicable only to Subscribers that are GS Offerees who are executive officers or directors of The Goldman Sachs Group, Inc. or its successor or affiliated companies (“SOX Insiders”) and to Subscribers that are controlled by SOX Insiders. The Subscriber understands that as a result of Section 402 of the United States Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Goldman Sachs & Co. LLC (together with its affiliates, “Goldman Sachs”) is prohibited from extending, maintaining or arranging for the extension of credit in the form of a personal loan to or for the Subscriber. The Subscriber hereby acknowledges that The Goldman Sachs Group, Inc. or any of its affiliates, including, without limitation, Goldman Sachs, or any third party may, subject to applicable law, make or arrange a loan to or guarantee debt of the Fund, any Underlying Fund, [ ] (the “Main Offshore Fund”), [ ] (the “UK Offshore Fund” and, together with the Fund and the Main Offshore Fund, the “Access Funds”) or any investment or financing vehicle organized by or for the Fund (an “Investment Vehicle”), which will be supported by a pledge by the Fund of its rights under the Partnership Agreement and its subscription agreements with limited partners in the Fund, including, without limitation, this Subscription Agreement, to require the limited partners in the Fund who are not SOX Insiders to fund their commitments under their subscription agreements and/or the Partnership Agreement. The Subscriber further acknowledges that Goldman Sachs may lend money to, or on behalf of, any Underlying Fund or any Investment Vehicle to finance an investment prior to the funding of a commitment under this Subscription Agreement. The Subscriber understands that for the purposes of compliance with the Sarbanes-Oxley Act, the Fund may require the Subscriber to fund its commitments under this Subscription Agreement in advance of limited partners in the Fund who are not SOX Insiders upon not less than five calendar days’ notice and/or in disproportionately larger amounts, or in lieu of pre-funding commitments under this Subscription Agreement, the Fund may require SOX Insiders to purchase Preferred Interests (as defined below) or invest through Alternative Investment Vehicles which do not incur leverage in connection with a particular investment. The Subscriber understands that the Subscriber’s unfunded capital commitments under this Subscription Agreement may, but need not, be pledged to support any such loan or guarantee. The Subscriber understands that other circumstances may arise in which considerations under the Sarbanes-Oxley Act will make it necessary or advisable for the Fund, in its sole discretion, to require pre-funding of commitments by the Subscriber under this Subscription Agreement in advance of other limited partners of the Fund who are not SOX Insiders and upon not less than five calendars days’ notice.
(b)[The following is applicable only to Subscribers that are neither a SOX Insider nor controlled by a SOX Insider. The Subscriber hereby acknowledges that, in the event Goldman Sachs or any third party makes a loan to or guarantees any debt of any Underlying Fund or any Investment Vehicle, the Fund may pledge or assign, or otherwise make available as credit support for any loan or guarantee (collectively, “Credit Support”), assets of the Fund. Without limiting the foregoing, the Fund may contribute or pledge the rights and interests of the Fund under this Subscription Agreement and/or the Partnership Agreement in respect of the Subscriber’s uncalled capital commitment evidenced by the Interest acquired by the Subscriber and any other payment obligations of the Subscriber to the Fund, and the Fund may assign or pledge the rights and interests of the Fund in the capital commitment or other payment obligations to the Fund from the Subscriber, including, without limitation, the right to call and receive capital pursuant to the capital commitment, as collateral for the obligations of any Underlying Fund or any Investment Vehicle in respect of any loan or guarantee. In the event of a default on any loan or performance under any guarantee, the Subscriber understands that the lender and/or guarantor may have recourse to the Subscriber’s obligations to make additional contributions or other payments to the Fund, including, without limitation, any remainder of the Subscriber’s Subscription Amount to be paid hereunder, which obligations the Subscriber will perform in full and without condition regardless of any defense to, or right of offset against, or counterclaim with respect to, the obligation to fund the Subscriber’s contributions.]
4.Consent to Principal and Agency Cross Transactions with Goldman Sachs. Subject to applicable law, the Subscriber hereby consents to any Underlying Fund, or any Investment Vehicle engaging in securities transactions with Goldman Sachs in which Goldman Sachs will act as agent or principal, including, without limitation, the purchase of securities from or sale of securities to Goldman Sachs as principal and the entering into of derivative transactions such as interest rate or currency swaps, forwards or other hedging devices with Goldman Sachs or its affiliates. Without limiting the foregoing, the Subscriber also consents to:
(a)any Underlying Fund or any Investment Vehicle selling securities in a public offering in which Goldman Sachs acts as managing underwriter or a member of an underwriting syndicate;
(b)Goldman Sachs effecting, on behalf of any Underlying Fund or any Investment Vehicle, transactions in securities where Goldman Sachs is also acting as broker for, receives commissions from, and may have a potentially conflicting division of loyalty and responsibility regarding, both parties to the transaction, known as agency cross transactions;

(c)the aggregation of orders for securities for the account of any Underlying Fund or any Investment Vehicle with orders for other accounts of Goldman Sachs, which may be disadvantageous to the Fund;
(d)all transactions in which Goldman Sachs acts as a principal, counterparty, underwriter or broker on the other side of a transaction with any Underlying Fund, or any Investment Vehicle, and the Subscriber acknowledges that, in the event that Goldman Sachs purchases investments on behalf of and for sale to any Underlying Fund or any Investment Vehicle, the Underlying Fund or the Investment Vehicle, as the case may be, will pay to Goldman Sachs, as the purchase price for these investments, the amount paid by Goldman Sachs for such investments together with interest at commercially reasonable arm’s length rates;
(e)all investments or co-investments in entities in which Goldman Sachs has or is making a principal investment or for which Goldman Sachs is providing or arranging financing at the time of investment by any Underlying Fund or any Investment Vehicle;
(f)the appointment of an Investment Committee of Goldman Sachs Asset & Wealth Management or an advisory committee, if formed, to approve (i) any transaction for which consent is required under the United States Investment Advisers Act of 1940, as amended, or the Application (as defined below) (or any order of the SEC (as defined below) approving the Application) and (ii) all the transactions in which Goldman Sachs acts as a principal (including, without limitation, in connection with a “riskless principal” trade or “block trade”) or underwriter, as broker for any Underlying Fund or any Investment Vehicle, or as broker on the other side of a transaction with the Fund or bunches or aggregates transactions with others;
(g)the payment of commissions to Goldman Sachs and retention by Goldman Sachs of any commissions, remuneration or other profits which Goldman Sachs may receive or realize in the aforementioned transactions; and
(h)any Underlying Fund or any Investment Vehicle retaining Goldman Sachs to perform investment banking and other services, including, without limitation, underwriting, merger advisory, placement agency, selling agency, stock brokerage, real estate brokerage and other advisory services.
The Subscriber acknowledges and agrees that in connection with the transactions described above, Goldman Sachs will receive customary fees, plus expenses and indemnities.
5.Preferred Interests. The following is applicable only to Subscribers that are either a SOX Insider or controlled by a SOX Insider. The Subscriber hereby agrees that the Fund in its sole discretion may issue to the Subscriber preferred limited partnership interests (“Preferred Interests”), representing all or a portion of the proceeds of any funding of commitments under the Subscription Agreement and paying a fixed or floating rate of return, but not otherwise participating in the performance of the Fund. The Subscriber further understands that the return on such Preferred Interests may be less than if the same portion of the proceeds of the funding were invested in the Subscriber’s Interests and that the Fund in its sole discretion may redeem the Subscriber’s Preferred Interests in whole or in part, whereupon the funds contributed in respect of the Preferred Interests will participate in the performance of the Fund.
6.Carried Interest. The Subscriber understands that the Subscriber’s Class O Interests (if any) will share in a portion of any Carried Interest that is earned in respect of the External Funds of the Underlying Funds as well as other external funds, entities, separate accounts and/or single investor vehicles managed or advised by Goldman Sachs Asset Management, in each case, as determined by Goldman Sachs in its sole discretion (all such funds, the “Carried Interest Paying Funds”). The Subscriber further understands that the Subscriber may be required, under the circumstances described in the Offering Memorandum, to recontribute to the Fund all or a portion of any Carried Interest the Subscriber may have indirectly received from the Carried Interest Paying Funds. The Subscriber agrees that the Subscriber will recontribute these amounts as and when required by the Fund.
7.Services Required of Class O Interest Holders. In connection with the Subscriber’s acquisition of Class O Interests (if any), the Subscriber agrees (or if the Subscriber is an entity, the Subscriber agrees to cause its related GS Offeree, and the related GS Offeree agrees) to consult or provide other services, consistent with his or her role as a partner of Goldman Sachs, as reasonably requested by Goldman Sachs Asset & Wealth Management or Goldman Sachs, regarding matters relevant to the Carried Interest Paying Funds, including, without limitation, regarding potential or current investments. The Subscriber acknowledges that any such consulting or other services, would only be required to be provided upon reasonable notice and subject to (i) such services not conflicting with the Subscriber’s (or its related GS Offeree’s) other duties and responsibilities to Goldman Sachs and (ii) applicable legal, tax, regulatory and other internal policy considerations (including information barriers).
8.Power of Attorney. The Subscriber hereby irrevocably makes, constitutes and appoints the General Partner (including, without limitation, any successor General Partner) (the “Authorized Person”) of the Fund, acting by any of its officers or designees, the true and lawful agent and attorney-in-fact of the Subscriber, with full power of substitution and full power and authority in the Subscriber’s name, place and stead to (i) change or correct on the Subscriber’s behalf all documents (including this Subscription Agreement and the Subscriber Signature Page) executed by the Subscriber in connection with his, her or its subscription to the Fund, including, without limitation, filling in, changing or amending amounts, dates, name of the Fund, or other pertinent information or changing or providing answers to the questions contained in this Subscription Agreement or related documents, in each case, based upon written or verbal instructions from the Subscriber, and the Subscriber hereby agrees that he, she or it will be bound by the terms of any such document as so modified, and (ii) make, complete, change, correct, execute, sign, acknowledge, swear to, deliver, record and file, on the Subscriber’s behalf and on behalf of the Fund, such documents, instruments and conveyances that may be necessary or appropriate to carry out the provisions or purposes of this Subscription Agreement and the Partnership Agreement, including, without limitation:
(a)the Partnership Agreement and any instruments or agreements required or permitted by law or the provisions of the Partnership Agreement, including, without limitation, those to effect the admission to or withdrawal from the Fund of Limited Partners (as defined in the Partnership Agreement) and substituted Limited Partners, and all instruments that the Authorized Person deems necessary or appropriate to reflect a change, modification or novation of the Partnership Agreement, in accordance therewith;
(b)all certificates and other instruments deemed necessary or advisable by the Authorized Person to carry out the provisions of the Partnership Agreement or the Subscriber’s obligations hereunder or thereunder, including, without limitation, such certificates, agreements and other documents as may be necessary (i) to organize, invest in and conduct business through one or more investment or finance vehicles, including, without limitation, any Investment Vehicles (“Fund Entities”), (ii) to permit the Fund to become or to continue as a limited partnership or a company wherein the limited partners have limited liability in the jurisdictions where the Fund may be doing business, or (iii) in the event that Goldman Sachs or any third party makes a loan to or guarantees any debt of the Fund or any Fund Entities, to permit the Fund to pledge or assign, or otherwise make available as Credit Support for any such loan or guarantee, assets of the Fund, the capital commitments of the Limited Partners, or both;
(c)all conveyances and other instruments or papers deemed advisable by the Authorized Person to effect the winding-up and dissolution of the Fund;
(d)all fictitious or assumed name certificates required or permitted to be filed on behalf of the Fund;
(e)any and all documentation necessary to pledge, assign or otherwise transfer or encumber Fund assets, including, without limitation, the right to make and collect capital contributions;
(f)any and all documentation necessary to permit the Fund or the Authorized Person or its respective designee to redeem, purchase, sell, transfer, convey and assign, including, without limitation, as contemplated by the Partnership Agreement, the Interest (or any portion thereof) of any Limited Partner (including, without limitation, all or any portion of the Subscriber’s own Interest) to any transferee, including, without limitation, the Authorized Person, the Fund or Goldman Sachs;
(g)U.K. Investors Only: the elections under Section 431 of the Income Tax (Earnings and Pensions) Act 2003, included in the Subscription Agreement and Materials into which this Subscription Agreement is incorporated by reference;
(h)the election under Section 83(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”), included in the Subscription Agreement and Materials into which this Subscription Agreement is incorporated by reference; and
(i)all other instruments or papers which may be required or permitted by law to be filed on behalf of the Fund, or which the Authorized Person considers necessary or desirable to carry out the business of the Fund.
The foregoing power of attorney:
(a)is coupled with an interest, shall be irrevocable, shall not be affected by and shall survive the death, incapacity, dissolution, termination or bankruptcy of the Subscriber;
(b)may be exercised by the Authorized Person without notice to or any additional action on the part of any Subscriber, either by signing separately as attorney-in-fact for each Subscriber or, after listing all of the Subscribers executing an instrument, by a single signature of the Authorized Person acting as attorney-in-fact for all of them; and
(c)shall survive the transfer by the Subscriber of the whole or any portion of the Subscriber’s Interest; except that, where the transferee of the whole of the Interest has been approved by the Authorized Person for admission to the Fund as a substituted Limited Partner, the power of attorney of the transferor shall survive the delivery of the transfer for the sole purpose of enabling the Authorized Person to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect the substitution.

9.Representations and Warranties. The Subscriber represents and warrants to the Fund and the Authorized Person that:
(a)The Subscriber is purchasing the Interests for the Subscriber’s account for investment purposes only and not for distribution or resale to others. The Subscriber agrees that the Subscriber will not sell or otherwise transfer these securities unless they are registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or unless an exemption from registration is available therefrom.
(b)The Subscriber understands that the Interests are speculative investments that involve a high degree of risk of loss, has adequate means of providing for the Subscriber’s current needs and possible personal contingencies, has no need for liquidity of this investment, and is financially able to withstand the loss of the Subscriber’s entire investment in the Fund.
(c)The Subscriber will pay the Subscription Amount only from the Subscriber’s own funds (including, without limitation, in the case of an entity controlled by a GS Offeree, funds gifted or contributed to the Subscriber by the GS Offeree). The Subscriber understands that investing funds provided by any person other than the GS Offeree is strictly prohibited.
(d)The Subscriber understands that the Subscriber has no right to require the purchase of the Subscriber’s Interests; that the transferability of the Interests is severely limited and that any transfer requires the consent of the Authorized Person, which may be withheld in its sole discretion; that there will be no public market for Interests and it will therefore not be readily possible to sell or dispose of the Interests being acquired; and that the Subscriber will not be readily able to liquidate this investment.
(e)The Subscriber understands that the Interests have not been registered under the 1933 Act in reliance on the private placement exemption thereunder, and thus the Subscriber will not be afforded the protections of registration under that act. Further, the Subscriber understands that Goldman Sachs has filed an application (together with any amendments thereto, the “Application”) with the United States Securities and Exchange Commission (the “SEC”) seeking an order exempting the Fund, as an “employees’ securities company,” from most, but not all, of the provisions of the U.S. Investment Company Act of 1940 (as amended, the “1940 Act”), including registration thereunder and certain prohibitions on transactions with Goldman Sachs. The Fund will rely on Rule 6b-1 under the 1940 Act, pursuant to which the Fund will be exempt from the provisions of the 1940 Act, subject to the terms and conditions set forth in the Application (or any order of the SEC approving the Application). Thus, Subscribers of the Fund thus will not be afforded most of the protections afforded by the 1940 Act. If an order approving the Application is not obtained, the Fund will rely on the order dated August 14, 1998 (Release No. IC 23390), which was previously obtained from the SEC, to be exempt from the provisions of the 1940 Act, subject to the terms of that order.
(f)The Subscriber has carefully read and fully understands the Offering Memorandum, this Subscription Agreement and the Disqualified Person Disclosure, including, without limitation, the risks of an investment set forth in the Offering Memorandum, and has been given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and other matters pertaining to an investment in the Fund.

(g)The Subscriber has carefully read and fully understands the discussion of consequences of departure in the Offering Memorandum, including, without limitation, the impact of a breach by the GS Offeree or Subscriber of any provision of any agreement, arrangement or understanding with Goldman Sachs, and the impact of engaging in certain competitive activities, or failing to provide certain certifications to Goldman Sachs, and understands that, upon the occurrence of certain termination events described in the Offering Memorandum under the caption [ ] and in the Partnership Agreement, when available, as well as certain other events relating to the GS Offeree or Subscriber, (1) some or all of the Subscriber’s applicable Class A Interests will be subject to (i) conversion (including, without limitation, to a Class C Interest) and/or (ii) purchase or transfer, and/or (2) some or all of the Subscriber’s Class O Interests will be subject to forfeiture for no consideration. If the Subscriber is an entity, the events of conversion, withdrawal, redemption, purchase or transfer described therein will be triggered by the associated employee engaging in the conduct described therein.
The Subscriber understands that any such purchase, conversion, transfer or forfeiture of Class O Interests may have adverse economic and tax consequences. The method for determining the purchase price is more completely set forth in the Partnership Agreement.
(h)If the Subscriber is an entity, it understands that (i) it may be subject to special tax considerations not discussed in the Offering Memorandum, (ii) it has consulted with its own tax advisor as to all of the U.S. federal, state, local and non-U.S. tax consequences of an investment in the Fund and (iii) except as otherwise consented to by the General Partner, in the event of any direct or indirect Transfer of interests in, or any direct or indirect change in control of, any entity directly or indirectly investing in the Fund, the General Partner may, but will be under no obligation to, cause the Fund to purchase or cause the Transfer or forfeiture of the Subscriber’s Interest.
(i)If the Subscriber is an entity, it is not, nor has it elected, nor will it elect under Treas. Reg. § 301.7701-3 to be (i) treated as a disregarded entity for U.S. federal income tax purposes or (ii) treated as a “grantor trust” for U.S. federal income tax purposes under Sections 671-674 of the Code. The Subscriber has full power and authority to execute and deliver the Subscription Agreement and to subscribe for and purchase the Interests in the manner provided herein. The execution and delivery of the Subscription Agreement have been duly authorized by all necessary action on the part of the Subscriber and will constitute the legal, valid and binding obligations of the Subscriber, enforceable in accordance with their respective terms.
(j)The Subscriber, by signing the Subscriber Signature Page, hereby agrees that if the Subscriber ceases or expects to cease to be a “United States person” as defined in Section 7701(a)(30) of the Code, the Subscriber shall first provide prior written notice to the General Partner of the change in the Subscriber’s status as a United States person at least 60 days prior to such change in status. The Subscriber agrees that, subject to the conditions set forth in the Partnership Agreement, the General Partner in its discretion may cause the Fund (i) to transfer the Subscriber’s interest in the Fund to another United States person or (ii) to redeem the Subscriber’s interest in the Fund, in each case prior to such change in status.
(k)The Subscriber, by signing the Subscriber Signature Page, hereby agrees that in the event that the Subscriber (i) does not fund any funding notices or capital calls duly made or make other contributions duly called pursuant to the partnership agreement (or other governing documents) of any employee special investments in which the Subscriber owns an interest, including, without limitation, the Partnership Agreement and the Fund, or (ii) does not recontribute any amounts previously distributed as permitted by the partnership agreement (or other governing documents) of such investments, including, without limitation, the Partnership Agreement and the Fund, the Subscriber authorizes Goldman Sachs or any of its affiliates without further notice or presentment, to the extent permitted under applicable law, including, without limitation, Section 409A of the Code, to deduct any or all amount(s) due from any or all of the following (each of which shall include any such amounts due, delivered or paid to the GS Offeree, if the Subscriber is an entity):
(1)any amount due or to become due to the Subscriber in distributions from investments in which the Subscriber is invested under the Employee Special Investments Program now or at any time in the future;
(2)any stock deliveries made under the GS Stock Incentive Plan if otherwise permitted under the terms of the applicable award agreement;
(3)any cash and/or any proceeds from the liquidation of any marketable securities, including, without limitation, Goldman Sachs stock, held in the Subscriber’s Goldman Sachs brokerage account(s) (including, without limitation, joint accounts);
(4)any amounts paid to the Subscriber in connection with the Subscriber’s departure from Goldman Sachs, including, without limitation, severance payments; and
(5)any amounts due to the Subscriber as T&E reimbursements.
(l)The Subscriber, by signing the Subscriber Signature Page, hereby authorizes the Fund to (i) withdraw funds allocated to the Subscriber’s capital account if necessary to satisfy any obligation owed by the Subscriber to Goldman Sachs, and (ii) to the extent such funds are insufficient, cause the Subscriber’s Interest to be forfeited or reallocated.
(m)The Subscriber, by signing the Subscriber Signature Page, hereby agrees to provide to the Fund any information, documentation, waiver, or certification that the Fund or the General Partner may reasonably request or require in order to comply with applicable United States and non-United States laws, including tax laws. In addition, the Subscriber agrees to update such information if and when any such information is no longer true or correct and to provide any additional true and correct information required pursuant to any change in law, or the application or interpretation thereof.
(n)Without limiting the foregoing, the Subscriber acknowledges that certain terms described herein (including, without limitation, the terms described in clauses (g), (k) and (l) above) materially affect Interests the Subscriber acquires in this offer, as well as interests previously acquired in other offers. By signing the Subscriber Signature Page, the Subscriber is confirming the Subscriber’s understanding of, and agreement to, the terms as described in the provisions set forth herein and in the Offering Memorandum and the Partnership Agreement and their potential consequences, notwithstanding anything to the contrary, if applicable, in the constituent documents of other employee special investments in which the Subscriber may own an interest.

(o)The Subscriber represents that they are not named on a list of prohibited entities and individuals maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or under the European Union (“EU”) and United Kingdom (“U.K.”) Regulations (as extended to the Cayman Islands by statutory instrument), and is not operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the United Nations, EU or U.K. (collectively, “Sanctions Lists”).
10.Indemnification. The Subscriber agrees that the amount of the Subscriber’s capital commitment plus distributions received from the Fund will be available to satisfy indemnity and contribution obligations on the terms described in the Offering Memorandum. The Fund may provide each affected Subscriber with an invoice setting forth the amount owed by the Subscriber in respect of any such indemnity and contribution obligations. The affected Subscriber agrees that it will be obligated to pay the invoiced amount promptly upon request by the Fund. Any amount not so paid will constitute an obligation of the Subscriber and will accrue interest at an annual rate of 8% (or a higher commercially reasonable rate determined by the General Partner in its sole discretion), and that amount, together with accrued interest, will be debited from any distributions otherwise to be made to the Subscriber.
11.Access to Information. The Subscriber acknowledges that he, she or it has had the opportunity, a reasonable period of time before the due date of this Subscription Agreement, to ask questions and receive answers concerning the terms and conditions of this offering of Interests and to obtain any additional information necessary to verify the accuracy of information furnished to the Subscriber. The Subscriber acknowledges that all documents, records, and books pertaining to this investment have been made available for inspection by the Subscriber and by the Subscriber’s attorney, accountant or other representative, and that the books and records of the Fund will be available for inspection by its limited partners as required by applicable law. The Subscriber further understands that the Fund will provide annual audited financial statements to its limited partners. The Subscriber acknowledges and understands that if Goldman Sachs determines a Subscriber has failed to comply with GS Agreements, then the Fund may withhold from such Subscriber information the Subscriber would otherwise be entitled to receive. Notwithstanding the foregoing, the Subscriber acknowledges and understands that if a Limited Partner leaves Goldman Sachs (or in the case of an Affiliated Investor Entity the related GS Offeree leaves Goldman Sachs), then the General Partner may, in its sole discretion, withhold from that Limited Partner some of the information Limited Partners are otherwise entitled to receive, to the fullest extent permitted by applicable law.
12.Guarantee and Consent to Pledge by the GS Offeree. The GS Offeree, by signing the Subscriber Signature Page, hereby guarantees the complete and timely fulfillment of (a) the Subscriber’s obligations to pay the Subscription Amount, as set forth in the second paragraph and in Section 2 of this Subscription Agreement, (b) the Subscriber’s obligation to recontribute certain amounts to the Fund as and when required by the General Partner, including, without limitation, to satisfy any of the Subscriber’s indemnification obligations, as described under the caption [ ] in the Offering Memorandum or to satisfy any clawback of Carried Interest and (c) any other amounts that the Subscriber is obligated to pay to the Fund pursuant to the Partnership Agreement or this Subscription Agreement. [In addition, Subscribers that are neither a SOX Insider nor controlled by a SOX Insider hereby consent to the pledging by the General Partner of the guarantee given in the preceding sentence for the same purposes as set forth in Section 3(b) of this Subscription Agreement.]

13.Sarbanes-Oxley Act. The following is applicable only to Subscribers that are either a SOX Insider or controlled by a SOX Insider. The Subscriber understands that the Authorized Person has the authority to modify the Subscriber’s Interests or, in some cases, to redeem the Subscriber’s Interests in whole or in part as the Authorized Person deems necessary or appropriate to comply with the Sarbanes-Oxley Act. Any such modification or redemption may have adverse financial and tax consequences for the Subscriber.
14.Governing Law Clause. The Subscriber Signature Page (including this Subscription Agreement which is incorporated by reference therein) is governed by and shall be construed in accordance with the internal laws of the State of Delaware applicable to a contract made and performed wholly within the State of Delaware.
15.Arbitration. The arbitration provisions in the Partnership Agreement shall apply to this Subscription Agreement.

FORM OF SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR
PARTICIPANTS IN THE LONG TERM EXECUTIVE
CARRIED INTEREST INCENTIVE PROGRAM
Class A Limited Partnership Interests
Class O Limited Partnership Interests
This Supplement does not contain a complete description of the Fund or other matters appearing in the Offering Memorandum, and should be read in conjunction with the Partnership Agreement and the Offering Memorandum. If you have any questions about the Fund or this offering, please contact the designated contact person in the launch email.
The Offering
Goldman Sachs is granting participants in the Long Term Executive Carried Interest Program (“Executive Participants”) and/or certain controlled entities of such Executive Participants Class O limited partnership interests (“Class O Interests”) and, in connection with that grant, Executive Participants will make an unlevered equity capital commitment (“Class A Interests,” and together with the Class O Interests, the “Interests”) in the [ ] (the “Fund”).
Subscription Deadline
To subscribe, you must complete, date, execute and deliver an executed Subscription Agreement and Materials on or before [ ]. The grant will be effective [ ].
Future Capital Calls
As of the date of this Supplement, the Fund has called [●%] of equity capital commitments. By agreeing to acquire Interests pursuant to this offering, you are agreeing to fund all future capital calls as and when instructed via capital call notice from the Fund.
Class A Interests
Class A Interests will share in the profits and losses from the Fund’s investment activities and operations without being subject to a management fee or carried interest payable to Goldman Sachs at the level of the Fund or the Underlying Funds, subject to the Class A Vesting Date described below. Class A Interests will, however, indirectly bear management fees, carried interest and/or similar fees and expenses charged by Non-GS External Fund managers at the level of the Non-GS External Funds. The Class A Interests will not be entitled to the benefits, nor subject to the risks and detriments, of leverage. The holders of Class A Interests will be required to make capital contributions in respect of the Class A Interests for which they subscribe.
Class A Interests are governed by the terms of the Partnership Agreement and the Offering Memorandum; provided, however, that contrary to the vesting dates set forth in the Partnership Agreement and the Offering Memorandum (as it relates to Class A Interests), any Class A Interests acquired pursuant to this offering will vest on December 31, [ ] (the “Class A Vesting Date”). If an Executive Participant’s Employment terminates, for any reason (whether due to voluntary or involuntary termination of employment), before the Class A Vesting Date, the General Partner will have the right, but not the obligation, to (a) convert the Executive Participant’s Class A Interest to a Class C Interest, which, subject to applicable law, will be subject to the Class C
Annex B

Management Fee and Class C Carried Interest, or (b) cause the redemption, purchase or transfer of any Class A Interest or Class C Interest of such Executive Participant at a price equal to the Minimum Purchase Price.
[ ]
Class O Interests
Class O Interests are entitled to share in a portion of any Carried Interest that may be earned in respect of the applicable Carried Interest Paying Funds subject to the return hurdles, notch amounts and other limits described in the offering memorandum of each Carried Interest Paying Fund and/or the Supplement. If the return hurdles and notch amounts are achieved or exceeded as of [ ], the Class O Interests will only be entitled to share in a portion of any Carried Interest that may be earned in respect of the applicable Carried Interest Paying Fund to the extent that (i) the applicable Carried Interest Paying Fund’s limited partners have achieved or exceeded the return hurdle or notch amount described in the offering memorandum of each applicable Carried Interest Paying Fund (the “Original Hurdle”) and (ii) the aggregate realized and estimated value of the Carried Interest Paying Funds’ investments (calculated on the assumption that all unrealized investments were disposed of for their fair values immediately prior to a distribution or measurement date for such Class O Interests) as a percentage of the Carried Interest Paying Funds’ aggregate investment costs represents at least the applicable percentage as of [ ] (as finally determined by Goldman Sachs in accordance with its valuation procedures) plus [ ]% (the “Class O Incremental Hurdle”). For the avoidance of doubt, because the Class O Interests may be subject to the Class O Incremental Hurdle, prior Class O Interests that are not subject to an additional hurdle, or that are subject to a different additional hurdle, may have value while Class O Interests acquired pursuant to this offering have no value.
To the extent the Class O Incremental Hurdle is required, until the Class O Incremental Hurdle has been achieved, any Carried Interest associated with the Class O Interests shall be allocated to Goldman Sachs. Once the Class O Incremental Hurdle has been achieved, each holder of Class O Interests will be allocated, in respect of its Class O Interest, pro rata based on all Class O Interests, (i) the Carried Interest associated with the applicable Class O Interest earned after that point and (ii) a portion of the Carried Interest held by Goldman Sachs, until the holders of Class O Interests have been allocated an amount of Carried Interest that they would have been allocated in the absence of the Original Hurdle, Class O Incremental Hurdle or any notch amount set forth in the Partnership Agreement (the amount described in clause (ii), the “Catch-up Amount”). Each holder of a Class O Interest will receive the Carried Interest associated with the applicable Class O Interest earned after holders of Class O Interests have received the Catch-up Amount in respect of their Class O Interests. The foregoing may be applied at the level of a subsidiary of the Fund.
As a result of the mechanic described in the previous paragraph, in order for holders of Class O Interests to be allocated the entire Catch-up Amount, there must be sufficient gains (as determined for U.S. Federal income tax purposes) with respect to the Carried Interest allocated to the holders of Class O Interests and to Goldman Sachs after the Class O Incremental Hurdle has been achieved. If any Re-Offers are conducted, such gains would be allocated among additional holders of Carried Interest, and the amounts allocated to holders of Class O Interests in respect of the Catch-up Amount may be delayed or reduced (as compared to the amounts that would have been allocated if no Re-Offers had occurred). Moreover, if as of the termination of the applicable Carried Interest Paying Fund (or at such earlier time in the sole discretion of Goldman Sachs) both the Original Hurdle (if any) and the Class O Incremental Hurdle have not been satisfied, any Carried Interest that otherwise would have been distributed to the holders of Class O Interests shall instead be distributed to Goldman Sachs.

Under the circumstances described in [ ] of the Offering Memorandum, you may be required to re-contribute to the Fund all or a portion of the Carried Interest that has been distributed to you (e.g., if the Fund becomes obligated to re-contribute to the Carried Interest Paying Funds all or a portion of any Carried Interest previously received from the Carried Interest Paying Funds because the investors in the Carried Interest Paying Funds have not received their priority return amount). By agreeing to acquire Interests pursuant to this offering, you are agreeing that you will re-contribute these amounts as and when required. Class O Interests are being granted for no consideration as the Class O Interests are currently estimated to have no value. [ ]
Holders of Class O Interests should be aware that regulations under Section 1061 of the Internal Revenue Code that were finalized in 2021 could cause a recharacterization of Carried Interest, with the effect that a substantial portion of your income from the Funds may be treated as ordinary income for U.S. tax purposes.
Vesting
Contrary to the vesting dates set forth in the Offering Memorandum and the Partnership Agreement (as it relates to Class O Interests), any Class O Interests acquired pursuant to this offering will vest one-third on December 31, [ ], an additional one-third on December 31, [ ] (for a total of two-thirds having vested as of such date, including the amount vested on December 31, [ ]) and the final one-third on December 31, [ ] (for a total of 100% having vested as of such date, including the amounts vested on December 31, [ ] and December 31, [ ]) (each date, a “Class O Vesting Date” and together, the “Class O Vesting Dates”). Except in the case of Retirement (as described below), a departure from Goldman Sachs (or any successors thereto) for any reason (whether due to voluntary or involuntary termination of employment) prior to the applicable Class O Vesting Date will result in the automatic forfeiture, for no consideration, of the unvested portion of your Class O Interests. These vesting provisions will apply irrespective of involuntary termination (including due to downsizing) or death or adjudication of incompetence (i.e., vesting will not be accelerated for any reason).
Notwithstanding the foregoing, if the Employment of an Executive Participant is terminated by Retirement, such Executive Participant’s Class O Interests will not be subject to forfeiture. Instead, such Interests that have not yet vested will vest according to the Class O Vesting Dates set forth above; provided, however, that such Executive Participant’s rights to any Class O Interest that become vested by virtue of Retirement will terminate and such Executive Participant will have no further rights in respect of that Class O Interest following such Executive Participant’s Association with a Covered Enterprise on or before the applicable Class O Vesting Date. Class O Interests will not be eligible for continued vesting as described in the preceding sentence if: (i) such Executive Participant or Goldman Sachs gives notice of termination, or such Executive Participant’s Employment terminates for any reason, prior to the date such Executive Participant would otherwise qualify for Retirement; (ii) such Executive Participant’s Employment terminates while Goldman Sachs is considering whether such Executive Participant engaged in conduct constituting Cause or after Goldman Sachs determines that such Executive Participant has engaged in conduct constituting Cause; or (iii) such Executive Participant has Breached an Obligation to the Firm. Goldman Sachs will determine, in its sole discretion, whether the Executive Participant meets the eligibility criteria for continued vesting described in this paragraph, and the Interests to which continued vesting may apply. The terms and conditions of an investment in the Fund applicable to an Executive Participant’s Interests will remain in full force and effect; including, without limitation, provisions that provide for termination of some or all of an Executive Participant’s rights such as redemption, transfer and/or forfeiture of vested Class O Interests, as well as the Additional Conditions Applicable to Class O Interests described below.
[ ]

Additional Conditions Applicable to Class O Interests
Notwithstanding the terms of the Partnership Agreement and the Offering Memorandum, the conditions set forth below apply to an Executive Participant’s Class O Interests, in addition to any other terms or conditions that permit forfeiture, cancellation, conversion or liquidation of the Executive Participant’s Interests.
Certain Forfeiture Events
If Goldman Sachs determines that an Executive Participant has engaged in one or more of the following events, the General Partner will cause the forfeiture for no consideration of the Executive Participant’s Class O Interests (whether or not vested):
•Fails to Consider Risk,
•conduct that constitutes Cause,
•Breached an Obligation to the Firm,
•Engages in Solicitation prior to the applicable Class O Vesting Date, or
•Associates with a Covered Enterprise prior to the applicable Class O Vesting Date.
Deferral of Payment upon Occurrence of Certain Events
If Goldman Sachs determines that one or both of the following events occurs, the General Partner will defer any distribution with respect to Class O Interests (other than tax distributions), without interest owing on any deferred amount, until the time as Goldman Sachs determines such event is no longer occurring:
•GS Group’s ROE is anticipated or reported to be less than 5%; or
•GS Group fails to maintain the required “Minimum Tier 1 Capital Ratio” as defined under Federal Reserve Board Regulations applicable to GS Inc. for a period of 90 consecutive business days.
[Forfeiture and Repayment upon Accounting Restatement]
[Class O Interests (whether or not vested) will be forfeited, and any amounts previously paid in respect of Class O Interests will be subject to repayment, if GS Group is required to prepare an account restatement due to GS Group’s material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws as described in Section 304(a) of SOX; provided, however, that an Executive Participant’s Class O Interests will only be subject to forfeiture or repayment to the same extent that would be required under Section 304(a) of SOX had the Executive Participant been a “chief executive officer” or “chief financial officer” of GS Group (regardless of whether the Executive Participant actually holds such position at the relevant time).]
Additional Consequences of Forfeiture
Upon any forfeiture, you may be required, in Goldman Sachs’ sole discretion, to return any Class O Interest distributions previously received (even though you may have been taxed on income allocated in respect of such Class O Interest and/or paid expenses incurred in connection with the formation and implementation of any such carried interest arrangement). Subject to applicable law, forfeited Class O Interest shall be reallocated to Goldman Sachs (and therefore may be reallocated at a later date) and/or to new or existing Limited Partners. Any forfeited Class O Interest that is reallocated to new and/or existing Limited Partners may be subject to a different vesting schedule (including a shorter or longer vesting schedule). Upon the forfeiture of all or a portion of your Class O Interests, you may be required, in the Investment Manager’s sole discretion, to return any tax distribution amount previously distributed in respect of such forfeited Class O Interest.
Definitions
As used in this Supplement:
“Association with a Covered Enterprise,” “Cause,” “Covered Enterprise,” “Engages in Solicitation,” Firm,” “Goldman Sachs,” “GS Group,” and “SOX” have the same meaning as set forth in the Partnership Agreement.
“Breached an Obligation to the Firm” means that Goldman Sachs has determined, in its sole discretion, that an Executive Participant has failed to meet, in any respect, any obligation under any agreement with the Firm, or any agreement entered into in connection with the Executive Participant’s Employment, including the Firm’s notice period requirements, applicable restrictive covenants (such as restrictions on association with a Competitive Enterprise or Covered Enterprise, Engaging in Solicitation, and similar terms or concepts), any offer letter, employment agreement (e.g., Managing Director Agreement) or any shareholders’ agreement relating to Goldman Sachs.
“Employment” means an Executive Participant’s employment by the Firm.
“ROE” means the return on average common shareholders’ equity as calculated by the Firm.
“Retirement” means termination of an Executive Participant’s Employment at a time when (i) (A) the sum of the Executive Participant’s age plus years of service with the Firm equals or exceeds 60 and (B) the Executive Participant has completed at least 10 years of service with the Firm or, if earlier, (ii) (A) the Executive Participant has attained age 50 and (B) the Executive Participant has completed at least five years of service with the Firm; in each case, as determined by the Firm in its sole discretion.
Certain U.K. Investors Only
The General Partner will have the right, but not the obligation, to cause the forfeiture for no consideration of some or all of the Class O Interest(s) of a U.K. investor who is considered a “Material Risk Taker”, if any of the following events occurs prior to the seventh anniversary of the issuance of the applicable Class O Interest(s) (which period may be extended by the General Partner in the event of any action, proceeding or investigation in connection with any of the following events is initiated by Goldman Sachs or a third party prior to the end of such seven-year period):
(i)The Goldman Sachs Group, Inc. (and any successor thereto, “GS Inc.”) fails to maintain the required “Minimum Tier 1 Capital Ratio” as defined under Federal Reserve Board Regulations applicable to GS Inc. for a period of 90 consecutive business days;
(ii)the Board of Governors of the Federal Reserve or the Federal Deposit Insurance Corporation (the “FDIC”) makes a written recommendation under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act for the appointment of the FDIC as a receiver of GS Inc. based on a determination that GS Inc. is “in default” or “in danger of default;”
(iii)(A) an annual pre-tax loss at GS Inc. or (B) annual negative revenues in one or more reporting segments as disclosed in the Firm’s Form 10-K other than the Asset & Wealth Management segment (or any successor or equivalent segment or sub-segment as determined by the Firm), or annual negative revenues in the Asset & Wealth Management segment (or any successor or equivalent segment or sub-segment as determined by the Firm) of $5 billion or more, provided in either case that such Class O Limited Partner is employed in a business within such reporting segment;
(iv)there occurs a loss of 5% or more of firmwide total capital from a reportable operational risk event determined in accordance with the firmwide Reporting Operational Risk Events Policy;
(v)such Class O Limited Partner engages in conduct that the Firm reasonably considers, in its sole discretion, to be misconduct sufficient to justify summary termination of employment under English law; or
(vi)an individual with respect to whom the committee appointed by the Board of Directors of GS Inc. determines such Class O Limited Partner had supervisory responsibility as a result of direct or indirect reporting lines or such Class O Limited Partner’s management responsibility for an office, division or business, engages during the calendar year in which such Class O Limited Partner’s Class O Interest was issued, in conduct that the Firm reasonably considers, in its sole discretion, to be misconduct sufficient to justify summary termination of employment under English law.
Certain German Investors Only
The General Partner will have the right, but not the obligation, to cause the forfeiture for no consideration of some or all of the Class O Interest(s) of a German investor who is considered a “Material Risk Taker” (a “German MRT”), if any of the following events occurs prior to the seventh anniversary of the issuance of the applicable Class O Interest(s) (which period may be extended by the General Partner in the event of any action, proceeding or investigation in connection with any of the following events is initiated by Goldman Sachs or a third party prior to the end of such seven-year period):
(i)the applicable German MRT significantly contributed to, or was responsible for, any conduct that resulted in (a) a considerable loss (in particular, but not limited to, an unexpected loss of 0.75% (which may also be reached in sum by several individual losses) or more of the total capital of the GS Group), (b) a material regulatory sanction for the GS Group and its subsidiaries and affiliates comprising one or more of the following (i) a moratorium pursuant to sec. 46g German Banking Act (“Kreditwesengesetz” / “KWG”), (ii) a measure in case of danger pursuant to sec. 46 German Banking Act, (iii) the revocation of appointment of a manager pursuant to sec. 36 German Banking Act, (iv) a fine pursuant to sec. 56 German Banking Act or a threatened penalty payment, if the fine or penalty payment amounts to 0.75% or more of the total capital of the GS Group, (v) the cancellation of the banking permit pursuant to sec. 35 German Banking Act, (vi) an order to increase the capital requirements by at least 0.5% pursuant to sec. 10 German Banking Act, (vii) a measure in case of organizational deficiencies pursuant to sec. 45b German Banking Act, or (viii) a comparable regulatory order or (c) a material supervisory measure; or
(ii)The applicable German MRT acted in serious violation of relevant external or internal rules with respect to suitability and conduct, provided that relevant regulations relating to the suitability and conduct of the members of the Board of Management include all regulations relating to conduct and professional suitability, compliance with which is necessary for the maintenance of a proper business organization within the meaning of Section 25a (1) sentence 1 German Banking Act, and provided that a violation is always considered serious if it is due to grossly negligent or intentional behaviour or if it is suitable to justify a termination of employment for cause pursuant to sec. 626 German Civil Code or a termination of employment for misconduct (“verhaltensbedingte Kündigung”) pursuant to sec. 1 German Termination Protection Act (Kündigungsschutzgesetz).
Certain GSAM B.V. Investors Only
In accordance with Articles 1:126 and 1:127 of the Dutch Financial Supervision Act (Wet op het financieel toezicht) in conjunction with Article 2:135 of the Dutch Civil Code (Burgerlijk Wetboek), the board of GSAM BV will have the obligation to cause the forfeiture of or to claw back, for no consideration, some or all of the Class O Interest(s) of a Dutch investor who works under the responsibility of GSAM BV (a “Dutch O Investor”), if any of the following events occurs prior to the fifth anniversary of the board of GSAM BV becoming aware of those events:
(i)the Dutch O Investor has not met appropriate standards of competence and proper conduct; or
(ii)the person was responsible for behaviours that have significantly deteriorated the financial position of GSAM BV.
In addition, the board of GSAM BV will have the right, but not the obligation, to cause the forfeiture for no consideration of some or all of the Class O Interest(s) of a Dutch O Investor, if any of the following events occurs prior to the fifth anniversary of the board of GSAM BV becoming aware of the event:
(i)the award of the Class O Interest(s) to the Dutch O Investor would be unacceptable according to standards of reasonableness and fairness.
Finally, the board of GSAM BV will have the right, but not the obligation, to claw back for no consideration some or all of the Class O Interest(s) of a Dutch O Investor, if the following event occurs prior to the fifth anniversary of the board of GSAM BV becoming aware of the event:
(i)the Class O Interest(s) have been awarded on the basis of incorrect information about the achievement of the goals underlying the award or about the circumstances on which the award was dependent.
Providing Information to the Appropriate Authorities and Protected Communications
In accordance with applicable law, nothing in the Fund Documentation (including the forfeiture, clawback and repayment provisions) prevents you from providing information you reasonably believe to be true to the appropriate governmental authority, including a regulatory, judicial, administrative, or other governmental entity; reporting possible violations of law or regulation; making other disclosures that are protected under any applicable law or regulation; or filing a charge or participating in any investigation or proceeding conducted by a governmental authority. For the avoidance of doubt, governmental authority includes Federal, state and local government agencies such as the U.S. Securities and Exchange Commission, the Equal Employment Opportunity Commission and any state or local human rights agency (e.g., the New York State Division of Human Rights, the New York City Commission on Human Rights, the California Civil Rights Department), as well as law enforcement (e.g., the state Attorney General and the U.S. Department of Justice). Similarly, nothing in the Fund Documentation prohibits you from engaging in protected concerted activity pursuant to applicable law protecting such activity, including discussing wages, hours, or other terms and conditions of your employment; or speaking with your own attorney regarding your own legal rights or obligations. In addition, nothing in the Fund Documentation limits your ability to use the internal and external reporting channels that are available to you, as described in the Firmwide Policy on Escalation. “Fund Documentation” means this Supplement, the Subscription Materials, the Subscription Agreement, the Partnership Agreement and the Offering Memorandum, as well as any other documentation presented to you in connection with the Fund.
Tax Considerations
For a general description of certain of the U.S. federal income tax consequences and certain other tax considerations applicable to you of an investment in the Fund, including in respect of the Class O Interests [ ].
Certain Tax Implications – Funds
The Class O Interests are being granted for no consideration as such Class O Interests are currently estimated to have no value. [ ] As a result, you are not expected to be subject to U.S. federal income taxes or to have a tax payment obligation in connection with acquiring interests pursuant to this offering. However, as valuation principles are inherently uncertain, the assets are illiquid and difficult to value, and timely information may not be readily available, there can be no assurance that the valuations of the Interests assumed herein will not be challenged by the Internal Revenue Service (“IRS”), or that any such challenge would not be upheld. If the IRS determines that the fair market value of the Interests you are acquiring exceeds the amount you include in income, you will be required to include in income the excess. Accordingly, in agreeing to acquire Interests pursuant to this offering, you agree to accept the risk of incurring tax liability. Goldman Sachs cannot quantify the size of any such potential tax exposure. If a tax liability occurs, you may be required to make a tax payment to Goldman Sachs for any applicable income and employment taxes required to be withheld by, or otherwise paid by, Goldman Sachs in connection with the acquisition of the Interests.
As discussed above, in the event that the Class O Incremental Hurdle is established, until the Class O Incremental Hurdle has been achieved, any Carried Interest associated with the Class O Interests shall be allocated to Goldman Sachs. Once the Class O Incremental Hurdle has been achieved, each holder of the Class O Interests will be allocated (i) allocations in respect of the Carried Interest earned after that point and (ii) a portion of allocations in respect of the Carried Interest held by Goldman Sachs, until the holders of Class O Interests have been allocated income equal to the amount of Carried Interest that they would have been allocated in the absence of the Original Hurdle and the Class O Incremental Hurdle (the amount described in clause (ii), the “Catch-up Amount”). Adverse consequences, including with respect to character of income for tax purposes, may apply to the extent that distributions of Carried Interest to a holder of Class O Interests exceed the allocations described in the previous sentence. Each Class O Limited Partner should consult his or her own tax advisors with respect to the tax consequences of a Class O Incremental Hurdle and related mechanics.
If you are a non-U.S. investor, you should be prepared to be subject to similar rules and similar risks. These taxes will generally depend upon the specific laws of your jurisdiction of tax residence, as well as the values ascribed to the Interests by your applicable taxing authority. Accordingly, non-U.S. investors should also carefully consider these consequences and risks.
If you are a U.K. investor and you would like to hold your Interests through a brokerage account separate from the brokerage account through which you hold other employee fund interests, if applicable, please contact [ ].
Potential Changes to Tax Laws and Regulations

Each Limited Partner should be aware that developments in the tax laws of the United States, or other jurisdictions (including as a result of BEPS, ATAD, ATAD 2 and ATAD 3, and DAC6), could, directly or indirectly, have a material effect on the tax consequences to the Limited Partners and/or the Fund and that a Limited Partner may be required to provide certain additional information to the Fund (which may be provided to the IRS or other taxing authorities) or may be subject to other adverse consequences as a result of such developments.
Goldman Sachs is both the owner of the Interests and the Investment Manager of the Funds. As a result, Goldman Sachs may be in possession of certain non-public information regarding the Funds, assets owned by the Funds, and/or the fair market value of the Interests. Goldman Sachs is under no obligation to and may not affirmatively disclose such information. However, you may discuss such information with the General Partner. Please contact the designated contact person in the launch email with any questions.
An investment in the Fund will involve substantial risks and there are conflicts of interest.
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